Exhibit 10.9.2

SECOND AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

This Second Amendment (the “Amendment”) to that certain Independent Contractor Agreement, dated March 30, 2022, as amended by that certain Amendment to Independent Contractor Agreement, dated as of December 14, 2022 (collectively, and as further amended, restated, supplemented, or otherwise modified from time to time in accordance with its provisions, the “Agreement”), by and between Tellurian Inc. (the “Company”) and Mr. Martin Houston (the “Contractor”), is made by and between the Company and the Contractor. The Company and the Contractor are individually referred to herein as a “Party” or collectively as the “Parties.”
RECITALS
WHEREAS, the Agreement expired by its terms on December 31, 2023;
WHEREAS, on December 8, 2023, Mr. Houston, formerly the Vice Chairman of the Company’s Board of Directors (the “Board”), was appointed Chairman of the Board, in which capacity Mr. Houston continues to serve (and which Board service is, for the avoidance of doubt, separate from, and in addition to, Mr. Houston’s performance of additional services for the Company as the Contractor pursuant to the Agreement);
WHEREAS, the Parties hereto desire to enter into this Amendment in order to amend the Agreement as set forth herein with an effective date of January 1, 2024 (the “Effective Date”) to reflect the foregoing and to extend the term during which the Contractor shall continue to provide services pursuant to the Agreement; and

WHEREAS, pursuant to Section 6.6 of the Agreement, the amendment contemplated by the Parties must be contained in a written agreement signed by the Parties.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.
2.Term. The terms detailed in this Section shall replace and supersede the corresponding portions of Section 1.2 of the Agreement and shall be the sole provisions setting forth the engagement Term pursuant to the Agreement and this Amendment:
1.2 Term. The term of this Agreement shall commence on January 1, 2024 (the “Effective Date”) and shall expire on the earlier of (i) termination of the Chairman; and (ii) December 31, 2024, unless earlier terminated in accordance with ARTICLE V (the “Term”). Any extension of the Term will be subject to mutual written agreement between the Parties.
3.Compensation. The terms detailed in this Section shall replace and supersede the corresponding portions of Section 1.3(a) of the Agreement and shall be the sole provisions setting forth the Cash Fees pursuant to the Agreement and this Amendment:

(a) As compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay the Contractor in the form of cash compensation (the “Cash Fees”) the aggregate sum of $66,666.67 per calendar month during the Term. The Cash Fees shall be payable in arrears within thirty (30) days following the end of each calendar month during the Term. The Contractor acknowledges that he will receive an appropriate IRS Form 1099 from the Company and that the Contractor shall be solely responsible for all federal, state, and local taxes, as set out in Section 2.1(b).
4.Certain Insurance Payments. The terms detailed in this Section shall replace and supersede the corresponding portions of Section 1.3(c) of the Agreement and shall be the sole provisions setting forth the insurance premium reimbursements described therein pursuant to the Agreement and this Amendment:
(c) The Company shall provide insurance premium reimbursement for non-Company-sponsored health insurance policies purchased by the Contractor during the Term. Such reimbursement shall be no greater than $40,000 per calendar year during the Term and shall be provided within sixty (60) days after the Contractor provides the Company with documentation evidencing the Contractor’s payment of such premium(s); provided, however, that the Contractor must provide the Company with such documentation within ten (10) days of the Contractor’s payment of such premium(s) and such reimbursement shall in all cases be made in compliance with Section 1.3(a).
5.Certain Terminations. Effective as of the Effective Date, (i) Section 5.1(c) of the Agreement is hereby deleted in its entirety, and (ii) Section 5.1(a) of the Agreement is hereby amended and restated in its entirety as follows:
(a) In the event of a termination pursuant to this Section 5.1 by the Company, the Company shall pay the Contractor all unpaid Cash Fees for the remainder of the Term within thirty (30) days following the effective date of such termination.
6.Services. Effective as of the Effective Date, (i) each reference to “Vice Chairman” in the Agreement is hereby replaced with “Chairman” and (ii) Schedule 1 to the Agreement is hereby amended and restated in its entirety in the form attached as Schedule 1 to this Amendment.
7.No Other Amendment. Except as expressly provided herein, all terms of the Agreement remain in full force and effect, and nothing herein shall otherwise affect, amend, or modify any provision of the Agreement or the respective rights and obligations of the Parties.
8.Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
9.Entirety. The Agreement (as amended hereby) constitutes the entire contract between the Parties hereto relative to the subject matter set forth herein and therein.
10.Governing Law. THIS AMENDMENT IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF SUCH STATE.

11.Expenses. Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its legal counsel).
12.Recitals. The Recitals to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of February 16, 2024.

TELLURIAN INC.

By: XXXXXXXXXX
Name:    XXXXXXXXXX
Title:    XXXXXXXXXX

MARTIN HOUSTON

By: /s/ Martin Houston
Name:    Martin Houston

[Signature Page to Second Amendment to Independent Contractor Agreement]

SCHEDULE 1

The Contractor shall work under the direction of the Board and will coordinate with the Company’s management to provide the services described below (the “Services”):

•Provide input on the strategic direction of the Company;
•Meet with prospective equity investors and other potential transaction counterparties;
•Maintain critical relationships with the Company’s key suppliers, including Bechtel Oil & Gas, BakerHughes, market competitors, and sources of financing and liquidity;
•Participate in weekly meetings with the Company’s commercial, strategy, and investor relations groups, as well as the Company’s Executive Committee;
•Serve as the Company’s global ambassador and represent the Company at various conferences (including, but not limited to, the Gastech World Gas Conference, CERAWeek, and the LNGXX Series), speaking engagements, multimedia events, and high-level meetings with senior commercial principals and government officials;
•Maintain an active professional network for the benefit of the Company, which may include introductions to and the formulation and maintenance of relationships with key business and commercial personnel, as well as government officials in global markets; and
•Provide such other services as requested by the Board.

The Contractor will continue to serve as the Chairman of the Board, subject to and in accordance with the Company’s governing documents, which role is, for the avoidance of doubt, separate from, and in addition to, the Services provided by the Contractor pursuant to this Agreement. Compensation for such Board role will be as determined by the Board from time to time consistent with its then-current director compensation program in effect for non-employee directors.